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                                                                    EXHIBIT 10.3


                       [CHASE SECURITIES INC. LETTERHEAD]


                           Horizon Health Corporation
                         Senior Secured Credit Facility
                               Commitment Letter

                                                                 October 8, 1997

Mr. Jim McAtee
Executive Vice President
Horizon Health Corporation
1500 Water Ridge
Lewisville, Texas 75057

Dear Jim:

         You have advised Texas Commerce Bank National Association ("TCB") and Chase Securities Inc. ("CSI") that Horizon Health Corporation, (the "Borrower" or "you"), intends to put in place new credit facilities to finance ongoing working capital expenditures and future acquisitions. In that connection, you have requested that CSI agree to structure, arrange and syndicate a senior secured credit facility in an aggregate amount of up to $50,000,000 (the "Facility"), consisting of a $10,000,000 Revolving Credit Facility and a $40,000,000 Advance Term Loan Facility (as defined in the attached Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet")) and that TCB commit to provide a portion of the Facility and to serve as administrative agent for the Facility.

         CSI is pleased to advise you that it is willing to act as exclusive advisor and arranger for the Facility.

         Furthermore, TCB is pleased to advise you of (a) its commitment to provide up to $20,000,000 of the Facility, and (b) its agreement to use commercially reasonable efforts to assemble a syndicate of financial institutions identified by CSI and TCB in consultation with you, to provide the balance of the necessary commitments for the Facility, in each case upon the terms and subject to the conditions set forth or referred to in this commitment letter (this "Commitment Letter") and in the Term Sheet. It is a condition to TCB's commitment hereunder that the portion of the Facility not being provided by TCB shall be provided by the other Banks referred to below.

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HORIZON HEALTH CORPORATION                                          CONFIDENTIAL
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         It is agreed that TCB will act as the sole and exclusive
Administrative Agent and Collateral Agent, and that CSI will act as the sole and exclusive advisor and arranger, for the Facility, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facility unless you and we shall so agree.

         CSI intends to syndicate the Facility to a group of financial institutions (together with TCB, the "Banks") identified by us in consultation with you. CSI intends to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist CSI in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management and advisors of the Borrower and the proposed Banks, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CSI, of one or more meetings of prospective Banks.

         CSI will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Banks and the amount and distribution of fees among the Banks. To assist CSI in its syndication efforts, you agree promptly to prepare and provide to CSI and TCB all information with respect to the Borrower and the other transactions contemplated hereby and by the Term Sheet and the Fee Letter referred to below, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facility. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to TCB or CSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to TCB or CSI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facility we may use and rely on the Information and Projections without independent verification thereof. You hereby acknowledge and consent that CSI may share the Confidential Information Memorandum, the Information and any other information or matters relating to the Borrower or the transactions contemplated hereby with affiliates of CSI, including The Chase Manhattan Bank, and TCB, and that such affiliates may likewise share information relating to the Borrower or such transactions with CSI.




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HORIZON HEALTH CORPORATION                                          CONFIDENTIAL
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         As consideration for TCB's commitment hereunder and CSI's agreement to perform the services described herein, you agree to pay to TCB the nonrefundable fees set forth in Schedule A to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

         TCB's commitment hereunder and CSI's agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, (b) our completion of and satisfaction in all respects with a due diligence investigation of the Borrower, (c) our not becoming aware after the date hereof of any information or other matter affecting the Borrower or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (d) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our judgment, could materially impair the syndication of the Facility, (e) our satisfaction that prior to and during the syndication of the Facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any affiliate thereof, (f) the negotiation, execution and delivery on or before December 31, 1997 of definitive documentation with respect to the Facility satisfactory to TCB and its counsel and (g) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of TCB's commitment hereunder and of the Facility are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of TCB, CSI and the Borrower.

         You agree to indemnify and hold harmless TCB, CSI, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Facility, the use of the proceeds thereof, or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such Indemnified Person. YOU AGREE THAT THE INDEMNITY CONTAINED IN THE PRECEDING SENTENCE EXTENDS TO AND IS INTENDED TO COVER LOSSES AND RELATED EXPENSES ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF AN INDEMNIFIED PERSON. In addition, you agree to reimburse TCB, CSI and their affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses, and


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HORIZON HEALTH CORPORATION                                          CONFIDENTIAL
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reasonable fees, charges and disbursements of counsel) incurred in connection with the Facility and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No Indemnified Person shall be liable for any indirect or consequential damages in connection with its activities related to the Facility.

         This Commitment Letter shall not be assignable by you without the prior written consent of TCB and CSI (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, TCB and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (together with the Term Sheet) and the Fee Letter are the only agreements that have been entered into among us with respect to the Facility and set forth the entire understanding of the parties with respect thereto. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof).

         The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the, termination of this Commitment Letter or TCB's commitment hereunder.

         THIS COMMITMENT LETTER, THE ATTACHED TERM SHEET, THE FEE LETTER AND ALL EXHIBITS, SCHEDULES AND OTHER ATTACHMENTS HERETO AND THERETO CONSTITUTE A "LOAN AGREEMENT" FOR PURPOSES OF SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




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HORIZON HEALTH CORPORATION                                          CONFIDENTIAL
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         If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., Houston, Texas time, on October 17, 1997. TCB's commitment and CSI's agreements herein will expire at such time in the event TCB has not received such executed counterparts in accordance with the immediately preceding sentence.

         TCB and CSI are pleased to have been given the opportunity to assist you in connection with this important financing.

                                        Very truly yours,

                                        TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION

                                        By: /s/ JORGE CALDERON
                                            ----------------------------------
                                            Name: Jorge Calderon
                                            Title: Vice President

                                        CHASE SECURITIES INC.

                                        By: /s/ RAY M. MEYER
                                            ----------------------------------
                                            Name: Ray M. Meyer
                                            Title: Vice President

Accepted and agreed to as of
the date first above written by:

HORIZON HEALTH CORPORATION

By: /s/ JIM MCATEE
    ----------------------------------
    Name: Jim McAtee
    Title: Executive Vice President




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
                                   EXHIBIT A

                        SUMMARY OF TERMS AND CONDITIONS

                                      FOR

                           HORIZON HEALTH CORPORATION

                                OCTOBER 8, 1997

BORROWER:           Horizon Health Corporation (the "Borrower" or "Company").

GUARANTORS:         All material domestic subsidiaries of the Borrower will
                    unconditionally guarantee the obligations of the Borrower under the Facilities.

ARRANGER:           Chase Securities, Inc. ("CSI")

AGENT: Texas Commerce Bank National Association ("TCB") as Administrative Agent (in such capacity, the "Agent") for a syndicate of banks (the "Banks") as determined by CSI.

FACILITIES:         Facility A: $10,000,000 senior secured revolving credit
                    facility (the "Revolving Credit Facility").

                    Facility B: $40,000,000 senior secured advance term loan (the "Advance Term Loan").

PURPOSE: Facility A: To fund ongoing working capital requirements, and for general corporate purposes.

                    Facility B: To finance future acquisitions.

                    No proceeds of the Facilities will be used for any purpose which would violate any applicable law, rule, or regulation.

FINAL MATURITY:     Facility A: Three years from closing.

                    Facility B: Five years from closing (see Scheduled Amortization-Facility B below).


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Summary of Term and Conditions
Horizon Health Corporation
October 8, 1997                                                          Page 2
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SCHEDULED
AMORTIZATION:       Facility A: None.

                    Facility B: Drawdowns under the Advance Term Loan will be available for two years. Once a drawdown is made, the commitment under the Advance Term Loan will be reduced by the amount funded. Each acquisition will require a separate note (the "Acquisition Note"). The Acquisition Note will require quarterly principal payments, beginning at the end of the two-year advance period, based upon a five year amortization schedule. Any Acquisition Note balance that is outstanding five years from Closing shall be due and payable at Maturity.

SECURITY:           The Facilities will be secured by a first lien or first
                    priority security interest in and/or pledge of all of the Borrower's and all of the present and future Subsidiaries of the Borrower's assets, including: (i) accounts receivable, (ii) inventory, (iii) furniture and equipment,
                    (iv) intangibles, (v) material real property, and (vi) 100% of the stock of domestic subsidiaries and 65% of the stock of foreign subsidiaries, if any.

INTEREST RATES
AND FEES:           See Schedule A attached.

INTEREST
PERIODS:            Alternate Base Rate Loans: Up to 90 days.
                    Eurodollar Rate Loans: 1, 2, 3 or 6 months.

                    Interest on Eurodollar Rate loans and advances will be payable on the last day of each Interest Period (and at the end of each three months, in the case of Interest Periods of longer than three months), and upon prepayment if permitted. In respect of Eurodollar Rate loans and advances, interest shall be payable in arrears on the basis of a 360-day year (calculated on the basis of actual days elapsed). Interest on Alternate Base Rate loans will be payable quarterly in arrears, and upon prepayment, on the basis of a 365/366-day year for loans when based on the Prime Rate and a 360-day year for loans when based on the Federal Funds Effective Rate (in either case calculated on the basis of actual days elapsed).





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Summary of Terms and Conditions
Horizon Health Corporation
October 8, 1997                                                          Page 3
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NOTIFICATION
SCHEDULE:           The Borrower must provide notice prior to the proposed date of borrowing, in accordance with the following schedule:

                    Eurodollar Rate Loans:           3 business days.
                    Alternate Base Rate Loans:       Same business day.
                    Letters of Credit:               3 business days.

OPTIONAL
PREPAYMENTS
AND COMMITMENT
REDUCTIONS:         Borrower may irrevocably reduce the Revolving Credit
                    Facility commitment and the unused portion of the Advance
                    Term Loan commitment at any time upon 5 days' notice in integral multiples of $3,000,000; however, prepayments of Eurodollar borrowings on any other day other than the last day of an interest period must be accompanied by payment of all breakage costs and funding losses, if any. The Advance
                    Term Loan Acquisition Notes may be prepaid at any time without premium or penalty upon 5 business days' notice in integral multiples of $3,000,000; however, prepayments of Eurodollar borrowings on any other day other than the last day of an interest period must be accompanied by payment of all breakage costs and funding losses, if any. Any prepayments on the Advance Term Loan Acquisition Notes shall be applied to the remaining installments of the Advance Term Loan Acquisition Notes in inverse order of maturity.

MANDATORY
PREPAYMENT FROM
PROCEEDS OF
ASSET SALES:        The net proceeds of any sale of any material assets of the
                    Company or its subsidiaries other than in the ordinary course of business, or any condemnation or casualty proceeds not reinvested (within certain period and in amounts to be negotiated) in assets that may be productively used in the Company's or such subsidiary's business, shall be applied to prepay the remaining installments of the Advance Term Loan Acquisition Notes in inverse order of maturity.





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Summary of Terms and Conditions
Horizon Health Corporation
October 8, 1997                                                          Page 4


MANDATORY
PREPAYMENT FROM
EXCESS CASH FLOW:   Facility A: None.

                    Facility B: In the event that outstandings under the Advance Term Loan Acquisition Notes exceed $15,000,000, 50% of Excess Cash Flow ("ECF") shall be applied annually to the remaining principal installments of the Advance Term Loan Acquisition Notes in inverse order of maturity.

                    "ECF" shall be defined as net income plus depreciation, amortization, non-cash taxes and other non-cash charges, minus other non-cash gains, scheduled principal installments, optional prepayments on the Advance Term Loan Acquisition Notes, cash interest expense, nonfinanced capital expenditures permitted under the Loan Agreement and scheduled capital lease payments.

CONDITIONS
PRECEDENT:          Usual and customary for financings of this type, including, but not limited to:

                    o Acceptable corporate, subsidiary and capital structure;

                    o     Receipt of opinion letters from counsel;

                    o Credit Agreement, promissory notes, security agreements, guaranties, pledge agreements, and other documents executed in connection therewith (the "Loan Documents") shall be satisfactory to the Agent;

                    o Evidence of existence, good standing, authority and authorization of the Company and their permitted subsidiaries;

                    o Evidence of perfection and priority of the Agent's liens and security interests;

                    o Receipt of independent auditor's most recent unqualified report and opinion on the Company's financial statements;

                    o     Absence of defaults or material adverse litigation;





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Summary of Term and Conditions
Horizon Health Corporation
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                    o     Endorsement and delivery of certificates for all
                          pledged stock;

                    o No material adverse change in the assets, business, financial condition or prospects of the Company or any of its permitted subsidiaries;

                    o [Mortgagee title insurance, flood insurance, landlord waivers and other real estate matters satisfactory to the Agent];

                    o All material contractual obligations of the Company and its permitted subsidiaries satisfactory to the Agent;

                    o All agreements (including, without limitation, all Collective bargaining agreements) covering, and all employee savings retirement and benefit plans relating to the employees of the Borrower and its subsidiaries satisfactory to the Agent;

                    o     Payment of all fees and expenses;

                    o     Receipt of all necessary consents; and

                    o     No violation of law.

REPRESENTATIONS
& WARRANTIES:       Usual and customary for financings of this type, including, but not limited to:

                    o Due organization and authorization for contemplated transactions;

                    o No provision of organizational documents and no provision of any existing indentures, contracts or agreements and no law or regulations, judgment decree or order of any court or regulatory authority shall be violated by the provisions of the documents contemplated by this transaction;

                    o The Company and permitted subsidiaries are in substantial compliance with all ERISA provisions;

                    o Absence of material adverse litigation or arbitration with respect to the Company or any of its permitted subsidiaries;





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Summary of Term and Conditions
Horizon Health Corporation
October 8, 1997                                                          Page 6
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                    o     Absence of material adverse environmental event or
                          circumstance with respect to the Company and any of its permitted subsidiaries;

                    o Possession of all material permits, licenses, patents, trademarks and other intangibles necessary to conduct business;

                    o     Absence of defaults;

                    o No material adverse change in financial condition, business, affairs, prospects or properties of the Company and its permitted subsidiaries; and

                    o Fair presentation of financial statements of the Company and all its permitted subsidiaries.

COVENANTS:          Usual and customary for financings of this type, including, but not limited to:

                    o (a) Maintain existence and qualifications; (b) comply in all material respects with all applicable legal requirements (including but not limited to those related to the environment, ERISA, the issuance and sale of securities and the payment of taxes); (c) maintain material privileges, permits, licenses and other rights necessary to conduct business as presently conducted;

                    o Deliver quarterly unaudited and annual audited consolidated and quarterly unaudited consolidating financial statements of the Company and all its permitted subsidiaries together with an officer's certificate demonstrating compliance with the financial covenants and a certificate of no default;

                    o Deliver, promptly upon request, information related to the Company and all its permitted subsidiaries as may from time to time be reasonably requested by the Agent;

                    o Deliver financial projections and budgets as mutually agreed;

                    o Maintain insurance for the Company and all its permitted subsidiaries in such amounts and for such coverage (including business interruption insurance) and with such deductibles as is customary for other similar companies engaged in similar businesses [which shall name the Agent as loss payee];





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Summary of Term and Conditions
Horizon Health Corporation
October 8, 1997                                                          Page 7
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                    o     Give immediate notice to the Banks of: any default
                          under the Loan Documents; any material adverse change or material litigation or arbitration affecting the Company or any of its permitted subsidiaries; any governmental, regulatory or environmental notice received by the Company or any of its permitted subsidiaries of any alleged material violation of any law, regulation, license or permit or any material alleged environmental claim or liability; any sale of assets outside the ordinary course of business in excess of a de minimis amount to be negotiated;

                    o Give prompt notice of certain ERISA events such as reportable events, withdrawal liabilities, notice of Plan insolvency or termination and PBGC intent to terminate or impose liability with respect to any Title IV Plan;

                    o Permit each Bank to inspect the books, records and properties of the Company and its permitted subsidiaries after notice and during reasonable business hours, and furnish to the Agent such information with respect to the Company and its permitted subsidiaries as may be requested from time to time;

                    o No additional indebtedness or contractual contingent obligations; except for mutually agreed upon baskets of certain indebtedness secured by purchase money security interests and other indebtedness incurred in the ordinary course of business;

                    o Limitations on additional liens and other encumbrances, including negative pledges;

                    o Limitations on transfer of assets outside the Company and its permitted subsidiaries;

                    o Limitations on mergers, consolidations and asset dispositions;

                    o Limitations on acquisitions - majority bank group approval required for acquisitions with consideration, other than common stock, as follows:
                          (a) any single acquisition greater than $10,000,000, and (b) cumulative acquisitions in excess of $20,000,000 during any four consecutive quarterly period.;





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Summary of Term and Conditions
Horizon Health Corporation
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                    o     Limitations on loans and investments; limitations on
                          extensions of credit to any entity other than the Company and its permitted subsidiaries;

                    o No sale transfer or other disposition of the stock interests or of voting rights with respect to any of its permitted subsidiaries;

                    o No transactions with related parties other than on an arm's-length basis on terms no less favorable to the Company or any of its permitted subsidiaries than those available from third parties;

                    o No amendment to certain scheduled agreements to the material detriment of the Banks;

                    o No material change in the nature of business conducted;

                    o     No subsidiaries without prior bank approval;

                    o Subordination of any inter-company debt of the Company or any of its permitted subsidiaries;

                    o     Departure of both Ken Newman and Jim McAtee;

                    o     No payment of dividends or distributions; and

                    o     Limitations on redemption of common stock;

FINANCIAL
COVENANTS:          Usual and customary for financings of this type, including, but not limited to:

                    o MINIMUM TANGIBLE NET WORTH - Borrower will maintain at all times a Tangible Net Worth of not less than an amount to be determined at closing plus (i) 50% of cumulative net income (if positive) after closing, plus (ii) 100% of any equity issued.

                          "Tangible Net Worth" shall mean without duplication in accordance with GAAP the sum of (i) the total amount of capital stock of the Borrower, (ii) preferred stock, (iii) paid-in capital, and (iv) retained earnings minus the sum of (i) patents, patent applications, trademarks, service marks, copyrights, and trade names and (ii) goodwill and all other intangibles;





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Summary of Term and Conditions
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                    o     MAXIMUM INDEBTEDNESS TO CAPITALIZATION RATIO -
                          Borrower will maintain at all times an Indebtedness to Capitalization Ratio of not greater than 50%.

                          "Capitalization Ratio" shall mean the ratio of (i) Indebtedness at such time of the Borrower and its subsidiaries determined on a consolidated basis, to
                          (ii) the sum of the indebtedness at such time of the Borrower and its subsidiaries determined on a consolidated basis plus Consolidated Net Worth at such time.

                          "Indebtedness" shall mean (i) all liabilities for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all capitalized lease obligations,
                          (iv) all obligations to reimburse the issuer of any Letter of Credit for amounts drawn or drawable, and
                          (v) all outstanding debt related to synthetic leases.

                          "Consolidated Net Worth" shall mean without duplication in accordance with GAAP the sum of (i) the total amount of capital stock of the Borrower,
                          (ii) preferred stock, (iii) paid-in capital, and
                          (iv) retained earnings.

                    o MINIMUM FIXED CHARGE COVERAGE RATIO - Borrower will maintain at all times a Fixed Charge Coverage Ratio of not less than 1.20x.

                          "Fixed Charge Coverage Ratio" shall mean, for the preceding four quarter period, the ratio of (a) EBITDA less cash taxes to (b) cash interest expense plus current maturities of long term debt plus capital lease payments plus capital expenditures.

                          "EBITDA" means existing EBITDA and acquired GAAP EBITDA without adjustment and without discount.

                    o MAXIMUM INDEBTEDNESS TO EBITDA RATIO - Borrower will maintain at all times an Indebtedness to EBITDA Ratio less than 2.50x.





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Summary of Term and Conditions
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EVENTS OF DEFAULT.  Usual and customary for financings of this type, including, but not limited to:

                    o Failure to pay or prepay any principal, interest, fee or other amount under the Facilities when due;

                    o Default in connection with any other borrowed money debt in excess of an amount to be negotiated and expiration of any applicable grace period; or the occurrence of any event or condition which enables the holder of such debt to accelerate the maturity thereof and such event or condition shall not be cured within any applicable grace period;

                    o Misrepresentation by the Company in any material respect;

                    o     Breach of covenants in any of the Loan Documents;

                    o Commencement by the Company of voluntary or involuntary bankruptcy or similar proceeding; insolvency; failure to pay debts generally as they become due; attachment of any substantial portion of its property; dissolution;

                    o Material defaults related to employee benefit plans subject to Title IV of ERISA;

                    o Any final judgment on the Company in an amount to be determined remains undischarged and unstayed for a period longer than the appeal time provided by applicable law; or any uninsured or unindemnified loss in excess of an amount to be determined;

                    o     Change of control of the Company; and

                    o     Unenforceability of any Loan Document.





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Summary of Term and Conditions
Horizon Health Corporation
October 8, 1997                                                          Page 11
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REMEDY UPON
DEFAULT: As required by the Agent, including, but not limited to acceleration, termination of commitments, cash collateralization of outstanding letters of credit obligations, and full exercise of rights under security documents.

ASSIGNMENTS AND
PARTICIPATIONS:     The Banks will be permitted to assign loans, notes, and
                    commitments in a minimum amount of $5,000,000, with the prior consent of the Borrower, which consent shall not be unreasonably withheld. Participations shall be without restriction, provided that voting rights of participants shall be limited to changes in provisions relating to amount, rate, fees, collateral, guaranties, and maturity.

VOTING: Amendments and waivers of the Credit Agreement and other definitive credit documentation will require approval of the Banks holding loans and commitments representing at least 66 2/3% of the aggregate amount of the loans and commitments under the Facility ("Majority Banks"), except that consent of all the Banks shall be required with respect to: (i) increases in commitments, (ii) reductions in principal, interest or fees, (iii) extension of any date for any payment, and (iv) releases of collateral, if any.


INDEMNIFICATION:    THE BORROWER WILL INDEMNIFY THE AGENT AND THE BANKS AND
                    THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS,
                    EMPLOYEES, AGENTS, AND ATTORNEYS (THE "INDEMNITEES")
                    AGAINST ALL COSTS, EXPENSES (INCLUDING FEES AND
                    DISBURSEMENTS OF COUNSEL) AND LIABILITIES ARISING OUT OF OR
                    RELATING TO THE FACILITIES, AND THE TRANSACTIONS
                    CONTEMPLATED THEREBY, INCLUDING CONSEQUENCES OF THEIR OWN
                    NEGLIGENCE, PROVIDED THAT NONE OF THE INDEMNITEES WILL BE
                    INDEMNIFIED FOR THE CONSEQUENCES OF ITS GROSS NEGLIGENCE OR
                    WILLFUL MISCONDUCT.

CAPITAL ADEQUACY/
YIELD PROTECTION:   The Loan Documents will contain yield protection provisions appropriate for transactions of this type, including provisions relating to increased reserve requirements, changes in law and circumstances, possible future illegality of interest options, taxes (other than on gross receipts or income), possible inability to determine market rate, capital adequacy, redeployment costs, and consequential loss.





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Summary of Term and Conditions
Horizon Health Corporation
October 8, 1997                                                          Page 12
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EXPENSES:           The Borrower will pay all reasonable out-of-pocket expenses the Agent incurred in the preparation, documentation, syndication, and administration of the Facilities and all reasonable out-of-pocket expenses of the Banks in connection with the enforcement of their rights after default.

AGENT'S COUNSEL:    To be determined.

GOVERNING LAW:      Texas.





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Summary of Term and Conditions
Horizon Health Corporation
October 8, 1997                                                          Page 13
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                                   SCHEDULE A

INTEREST RATES:     Facility A & B at Borrower's option: (i) the Base Rate
                    (greater of (a) Agent's "prime rate" or (b) the federal funds rate plus 1/2%) plus the Base Rate Margin, or (ii) the Eurodollar Rate (the reserve adjusted rate quoted for the offering to the Agent by prime banks selected by the Agent, of deposits in U.S. dollars for delivery on the first day of the applicable interest period and having a maturity of one, two, three or six months, as specified by the Borrower) plus the Eurodollar Margin. The Base Rate
                    Margin and the Eurodollar Margin will be determined by the Indebtedness to EBITDA Ratio as shown in the matrix below.

COMMITMENT FEE:     A per annum fee paid on the unused portion of the Revolving
                    Credit Facility and the unused portion of the Advance Term
                    Loan payable quarterly in arrears. The fee will be determined by the Indebtedness to EBITDA Ratio shown in the matrix below.

                    ============================================================================================
                    PRICING LEVEL            LEVEL I          LEVEL II          LEVEL III             LEVEL
                    (BASIS POINTS)          LEV < 1.0x     1.0x < LEV <       1.5x < LEV <          2.Ox < LEV
                                                               1.5x              2.Ox
                    ============================================================================================
                    Eurodollar Margin          75.0            100.0             125.0                150.0
                    --------------------------------------------------------------------------------------------
                    Base Rate Margin           0.0              0.0               25.0                 50.0
                    --------------------------------------------------------------------------------------------
                    Commitment Fee             25.0             25.0              25.0                 37.5
                    ============================================================================================

                    LEV is the abbreviation for Indebtedness to EBITDA as defined herein.

POST DEFAULT
INTEREST RATE:      Interest on any amount not paid when due on the loans will accrue at a rate of 2.0% in excess of the rate otherwise applicable on such amount and will be payable on demand.

UPFRONT FEE:        (25) basis points, payable at closing to each Bank on its
                    final allocated commitment amount.





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